As filed with the Securities and Exchange Commission on December 27, 2001.
                                                       File No. ________________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           CTI INDUSTRIES CORPORATION
             (Exact name of registrant as specified in its charter)

         Illinois                                        36-2848943
(State or other jurisdiction                (IRS Employer Identification Number)
     of incorporation)
                             22160 North Pepper Road
                           Barrington, Illinois 60010
                                 (847) 382-1000
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                CTI INDUSTRIES CORPORATION 1999 STOCK OPTION PLAN
                            (Full title of the Plan)

Howard W. Schwan                            Copies of Communications to:
President
CTI Industries Corporation                  Stephen M. Merrick, Esq.
22160 North Pepper Road                     Scott P. Slykas, Esq.
Barrington, Illinois 60010                  Merrick & Klimek, P.C.
Phone: (847) 382-1000                       401 South LaSalle Street, Suite 1302
Fax: (847) 382-1219                         Chicago, IL 60605
(Name, address, including zip code,         Phone: (312) 294-6044
and telephone number, including             Fax: (312) 294-6045
area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                         Proposed             Proposed
       Title of          Amount           Maximum              Maximum             Amount of
   Securities to be       to be       Offering Price          Aggregate           Registration
      Registered      Registered(1)  Per Share(1) (2)   Offering Price(1) (3)      Fee(1) (3)
----------------------------------------------------------------------------------------------
Common Stock
no par value             133,333          $2.475             $302,133             $75.53
----------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Common Stock to be issued by the Company upon the exercise of options granted under the CTI Industries Corporation 1999 Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the CTI Industries Corporation 1999 Stock Option Plan described herein.

                       (Footnotes continued on next page)

(2) Represents the range of prices at which options issued under the 1999 Stock Option Plan may be exercised to acquire shares of the Company's Common Stock, $2.25 being the Minimum exercise price for options currently issued under the 1999 Stock Option Plan, and $2.475 being the Maximum exercise price for options currently issued under the 1999 Stock Option Plan. A total of 8,833 shares being registered under this Registration Statement are subject to issuance at prices that are currently undeterminable; consequently, $3.53 of the total registration fee being paid hereunder has been estimated/determined pursuant to Rule 457(h), and is based on the closing price of the Company's Common Stock on the NASDAQ SmallCap Market on December 24, 2001.

(3) Represents the Maximum aggregate offering price for shares of Common Stock subject to issuance under the Plan, calculated as follows: 84,500 options to purchase 1 share of Common Stock at an exercise price of $2.25 per share; 40,000 options to purchase 1 share of Common Stock at an exercise price of $2.475, and 8,833 options to purchase 1 share of Common Stock at an exercise price (or prices) to be determined at a future date, $3.53 of the total registration fee for the shares underlying said options being calculated (estimated) hereunder pursuant to Rule 457(h), and which figure is based upon the closing price of the Company's Common Stock on the NASDAQ SmallCap Market on December 24, 2001.

                                     PART I

     Pursuant to Part I of Form S-8, information required under Items 1 and 2 of Form S-8 is omitted as part of this Registration Statement,

                                     PART II

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2000;

     (b) The Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended March 31, 2001;

     (c) The Definitive Proxy Statement of the Company dated May 14, 2001 for the Annual Meeting of Shareholders to be held on June 29, 2001;

     (d) The Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended June 30, 2001;

     (e) The Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended September 30, 2001;

     (f) The description of the Company's capital stock as set forth in the Company's Form SB-2 Registration Statement (File No. 333-31969), declared effective November 5, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Merrick & Klimek, P.C., Chicago, Illinois. Stephen M. Merrick, a shareholder of that firm is a shareholder, Executive Vice-President and Secretary of the Registrant.

Item 6. Indemnification of Directors and Officers.

     Section 8.75 of the Illinois Business Corporation Act confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 8.75 are not exclusive of any other rights to which those seeking indemnification may be entitled under bylaw, agreement or otherwise.

     Article IX of the registrant's By-Laws provides that the registrant shall have the power to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article IX also provides that the registrant shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the registrant, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper.

     To the extent that a director, officer, employee, or agent of the registrant has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Any indemnification under Article IX (unless ordered by court) shall be made by the registrant only as authorized in the specific case, upon determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination shall be made:

     (a) by the board of directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

     (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

     (c)  by the shareholders.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the registrant as authorized in Article IX.

     The indemnification provided by Article IX is not exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article IX provides that the registrant shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the provisions of this Article. The registrant has not obtained such insurance to date.

     If a registrant has paid indemnity or has advanced expenses to a director, officer, employee or agent, the registrant shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

     Section 2.10(b)(3) of the Illinois Business Corporation Act enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 8.65 of the Illinois Business Act (regarding unlawful dividends, stock purchases or stock redemptions) or (iv) for any other transaction for which a director derived an improper personal benefit. The Articles of Incorporation of the Company contain such a provision.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit

     4        CTI Industries Corporation 1999 Stock Option Plan.

     5.       Opinion of Merrick & Klimek, P.C. re: legality.

     23.1 Consent of Grant Thornton, L.L.P., independent auditors of CTI Industries Corporation.

     23.2 Consent of Merrick & Klimek, P.C. (included in Exhibit 5 Opinion Letter).

     24       Power of Attorney (included on signature page).

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and if, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barrington, State of Illinois, on December 27, 2001.

                                       CTI INDUSTRIES CORPORATION



                                       By: /s/ Howard W. Schwan
                                           --------------------
                                           Howard W. Schwan, President

                                    THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the CTI Industries Corporation 1999 Stock Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barrington, State of Illinois on December 27, 2001.

                                           PLAN:

                                           CTI INDUSTRIES CORPORATION
                                           1999 STOCK OPTION PLAN


                                       By: /s/ Howard W. Schwan,
                                           ---------------------
                                           Howard W. Schwan, Member of the
                                           Compensation Committee

                                POWER OF ATTORNEY

     The undersigned officers and directors of CTI Industries Corporation hereby constitute and appoint Howard W. Schwan and Stephen M. Merrick, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                          Title                             Date
----------                          -----                             ----

/s/ Howard W. Schwan                President and Director            12/27/01
-------------------------------
Howard W. Schwan

/s/ John H. Schwan                  Chairman and Director             12/27/01
-------------------------------
John H. Schwan

/s/ Stephen M. Merrick              Senior Vice President             12/27/01
-------------------------------     Secretary, Chief Financial
Stephen M. Merrick                  Officer and Director


 /s/ Stanley M. Brown               Director                          12/27/01
-------------------------------
Stanley M. Brown

/s/ Bret Tayne                      Director                          12/27/01
-------------------------------
Bret Tayne